SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Sonic Corp.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 20, 2005

SONIC CORP.

300 Johnny Bench Drive
Oklahoma City, Oklahoma 73104

Dear Stockholder:

        It is my pleasure to invite you to the annual meeting of the stockholders of Sonic Corp. (the “Company”). We will hold the meeting on Thursday, January 20, 2005, at 1:30 p.m. on the Fourth Floor of the Sonic Headquarters Building, which is located at 300 Johnny Bench Drive, Oklahoma City, Oklahoma.

        At the meeting, we will:

(1)	Elect two directors; and

(2)	Transact any other business which is proposed in accordance with our bylaws before the meeting is adjourned or postponed.

        The Board of Directors has chosen the close of business on November 30, 2004, as the date used to determine the stockholders who will be able to attend and vote at the Annual Meeting. If you own stock in Sonic Corp. at the close of business on that date, you are cordially invited to attend the meeting.

        Your vote is important. If you decide not to attend the annual meeting in person, you may vote on these proposals by proxy. To do so, please complete, date, sign and return the enclosed proxy card promptly. We have enclosed a postage-prepaid envelope to expedite the return of your completed proxy card. If you have voted by mail and later decide to attend the annual meeting, you may revoke your proxy by coming to the meeting and voting in person.

        We look forward to seeing you at the meeting.

By order of the Board of Directors,

Ronald L. Matlock, Secretary

Oklahoma City, Oklahoma December 17, 2004

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
SONIC CORP.

To Be Held Thursday, January 20, 2005

SOLICITATION OF PROXIES

Solicitation

        Sonic Corp. (sometimes referred to herein as “Sonic,” “we,” “us,” “our,” or the “Company”) is furnishing this proxy statement to the stockholders of the Company to solicit their proxies for use at the annual meeting of stockholders to take place on Thursday, January 20, 2005, and at any adjournment of the meeting. We also may use the services of our directors, officers, and employees to solicit proxies personally or by telephone. We regularly retain the services of Corporate Communications, Inc., 523 Third Avenue South, Nashville, Tennessee, to assist with our investor relations and other stockholder communications issues. Corporate Communications, Inc. may assist in the solicitation of the proxies and will not receive any additional compensation for those services. Sonic will bear all of the costs of preparing, printing, assembling, and mailing this proxy statement and the proxy card and all of the costs of the solicitation of the proxies.

Reimbursement of Nominees

        Sonic will reimburse any bank, broker-dealer, or other custodian, nominee, or fiduciary for its reasonable expenses incurred in completing the mailing of proxy materials to the beneficial owners of Sonic’s voting common stock.

Revocation of Proxy

        Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by giving written notice to Ronald L. Matlock, Secretary of the Company. The persons named on the proxy card will vote the proxies at the annual meeting, if received in time and not revoked.

Mailing of Proxy Statement and Proxy Card

        Sonic has had this proxy statement and the proxy card mailed to its stockholders on or about December 17, 2004.

Stockholder Proposals

        In order for the Company to include a stockholder proposal in the proxy materials for the next annual meeting of stockholders, a stockholder must deliver the proposal to the Secretary of the Company no later than August 19, 2005.

VOTING RIGHTS AND PROCEDURE

        All share numbers reflect the Company’s three-for-two stock split implemented as a share dividend effective May 21, 2004 to stockholders of record on May 10, 2004.

        Only the record holders of shares of the voting common stock of the Company as of the close of business on November 30, 2004, will have the right to vote at the annual meeting. As of the close of business on that date, the Company had 60,170,486 shares of common stock issued and outstanding (excluding 15,098,687 shares of common stock held as treasury stock). Each stockholder of record will have one vote for each share of common stock of the Company that the stockholder owned as of the record date. All shares of common stock may vote on all matters coming before the annual meeting, and a majority of all of the outstanding shares of common stock of the Company entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum for the meeting. The Company will treat all abstentions and nominee non-votes as present or represented at the meeting for the purposes of determining whether a quorum exists for the meeting.

        With respect to the election of directors, the two nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes (discussed below) will not affect the outcome of the election because only a plurality of the votes actually cast is needed to elect directors. With respect to any other matter properly brought before the meeting, a majority of the shares represented at the meeting and entitled to vote is required for approval of these matters. Therefore, abstentions will have the effect of a vote against approval. Broker non-votes will not affect the outcome of the vote.

        Proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes but not as shares counted for determining the outcome of the vote.

ELECTION OF DIRECTORS

General

        Our certificate of incorporation provides for a classified board of directors, with three classes of directors each nearly as equal in number as possible. Each class serves for a three-year term and one class is elected each year. The Board of Directors is authorized by our bylaws to fix from time to time the number of directors that shall constitute the whole Board of Directors. The Board size has been set at nine members. Leonard Lieberman and H. E. “Gene” Rainbolt are members of the class to be elected at the annual meeting and have each been nominated to serve as a director for a three-year term expiring at the annual meeting to be held in 2008.

        Both nominees will hold office until the stockholders elect their qualified successors. If either nominee becomes unable or unwilling to accept the election or to serve as a director (an event which the Board of Directors does not anticipate), the person or persons named in the proxy will vote for the election of the person or persons recommended by the Board of Directors.

Nominees

        The following table sets forth the name, principal occupation, age, year in which the individual first became a director, and year in which the director’s term will expire (if elected) for each nominee for election as a director at the annual meeting of stockholders.

Name and Principal Occupation	First Became a Director	Term Expires	Age
Leonard Lieberman[1]	December 1988	2005	75
H. E. "Gene" Rainbolt[2]	January 1996	2005	75

    1Mr. Lieberman served as the Chief Executive Officer and a Director of Supermarkets General Corporation from 1983 to 1987. From 1987 to the present, Mr. Lieberman has primarily devoted his time to private investments. From January through April 1991, he served as Chairman, President and Chief Executive Officer of Outlet Communications, Inc. Mr. Lieberman serves as a Director of Enterprise News Media, Inc. and as a member of the Management Committee of Consolidated Container Company, LLC.

    2Mr. Rainbolt has served as Chairman of the Board of BancFirst Corp. of Oklahoma City, Oklahoma, since 1989. From 1985 to 1989, he served as Chairman of the Board of Directors of United Community Corp., a bank holding company in Oklahoma City, Oklahoma, and a predecessor of BancFirst Corp. From 1974 to 1985, Mr. Rainbolt served as Chairman of the Board of Federal National Bank of Shawnee, Oklahoma.

        The Board of Directors recommends a vote “For” the election of each of the two nominees as a director.

        Proxies cannot be voted for more than two nominees. E. Dean Werries, a current director, is not standing for re-election after the expiration of his term at the annual stockholders meeting. The Board of Directors has initiated its search for a qualified candidate to fill the vacant Board position. Pattye L. Moore resigned as President of the Company and entered into a consulting agreement with the Company effective as of October 31, 2004. The consulting agreement provided that Ms. Moore resign from her position on the Board of Directors (which would have expired at the annual stockholders meeting to be held January 20, 2005) and be re-appointed to the Board for a term expiring at the annual stockholders meeting to be held in January 2006. On November 10, 2004, the Board accepted the resignation of Ms. Moore of her position on the Board and also accepted the resignation of Leonard Lieberman of his position on the Board (which would have expired with the annual stockholders meeting to be held in January 2006). The Board then appointed Mr. Lieberman to fill the Board position vacated by Ms. Moore for a term expiring at the annual meeting to be held in January 2005 and appointed Ms. Moore to fill the Board position vacated by Mr. Lieberman for a term expiring at the annual meeting to be held in January 2006.

Other Directors

        The following table sets forth the name, principal occupation, age, year in which the individual first became a director, and year in which the director’s term will expire for each director who will continue as a director after the annual meeting of stockholders.

Name and Principal Occupation	First Became a Director	Term Expires	Age
J. Clifford Hudson[1]	August 1993	2007	50
Federico F Peña[2]	January 2001	2007	57
Robert M. Rosenberg[3]	April 1993	2007	66
Margaret M. Blair[4]	January 2001	2006	54
Pattye L. Moore[5]	January 2001	2006	46
Frank E. Richardson[6]	March 1991	2006	65

        1Mr. Hudson has served as the Company’s Chairman of the Board and Chief Executive Officer since January 2000. Mr. Hudson served as Chief Executive Officer and President of the Company from April 1995 to January 2000, and reassumed the position of President in November 2004. He has served in various other offices with the Company since 1984. He served as Chairman of the Board of the Securities Investor Protection Corporation, the federally-chartered organization which serves as the insurer of customer accounts with brokerage firms, from 1994 to 2001.

        2Mr. Peña has served as a Managing Director of Vestar Capital Partners since January 1999. He served as a Senior Advisor of Vestar Capital Partners from August 1998 until January 1999. Mr. Peña served as the U.S. Secretary of Energy from April 1997 through July 1998 and as the U.S. Secretary of Transportation from January 1993 through January 1997. He served as the Mayor of the city and county of Denver, Colorado from 1983 through 1991 and in the Colorado House of Representatives from 1979 until 1982. Mr. Peña currently serves as a Director of Principal Financial Group and Valor Telecommunications, and serves on the Board of Trustees of Marsico Capital Management, a registered investment company. He has been a member of Toyota’s North American Diversity Advisory Board since January 2002.

        3Mr. Rosenberg served as President and Chief Executive Officer of Allied Domecq Retailing USA (“Allied”) from May 1993 until his retirement in August 1998. Allied is the parent company of Dunkin’ Donuts, Inc. and Baskin-Robbins, Inc. Mr. Rosenberg served as President and Chief Executive Officer of Dunkin’ Donuts, Inc. from 1963 until May 1993, and he served as President and Chief Executive Officer of Baskin-Robbins, Inc. from December 1992 until May 1993. Mr. Rosenberg currently serves as an honorary Director of the National Restaurant Association, as well as a trustee of the educational foundation of the International Franchise Association (“IFA”). He is a past president of the IFA. Mr. Rosenberg also serves as a Director of Dominos, Inc. and Buffets, Inc.

        4Dr. Blair has served as a professor at Vanderbilt University School of Law since July 2004. She served as a Non-resident Senior Fellow of the Economic Studies Program at the Brookings Institution, and as the Research Director of the Sloan-GULC Project on Business Institutions from January 2000 through June 2004. Dr. Blair served as a Visiting Professor at Georgetown University Law Center from September 1996 until June 2004. She served as a Senior Fellow of the Economic Studies Program at the Brookings Institution from January 1995 until January 2000. Dr. Blair is a member of the Steering Committee of the American Academy of Arts and Sciences Project on Corporate Responsibility and a member of the Board of Trustees of the Woodstock Theological Center. She was Co-Director of the Project on Understanding Intangible Sources of Value at the Brookings Institution and a member of the MIT Task Force on Reconstructing America’s Labor Market Institutions from 1997 through 2001. Dr. Blair also served as a member of the Corporate Performance Council of the World Economic Forum from 1999 through 2003.

        5Ms. Moore began serving as a consultant to the Company in November 2004. She served as President of the Company from January 2002 until October 2004, as Executive Vice President of the Company from January 2000 until January 2002 and as Senior Vice President of Marketing and Brand Development of the Company from August 1996 until January 2000. Ms. Moore joined Sonic in June 1992 as Vice President of Marketing. She serves as a Director of ONEOK, Inc., a publicly-held company engaged in several aspects of the energy business.

        6Mr. Richardson has served as Chairman of F. E. Richardson & Co., Inc. of New York City, a firm specializing in acquisitions of and investments in growth companies, since June 1995. Since 1997, he has served as Chairman of Enterprise News Media, Inc., which owns newspapers in Brockton, Quincy, and Plymouth, Massachusetts. From 1986 to June 1995, Mr. Richardson served as President of Wesray Capital Corporation, a firm which also specialized in acquisitions of and investments in growth companies.

Chairman Emeritus of the Board of Directors

        Troy N. Smith, Sr., founder of the Company, has served as Chairman Emeritus of the Board of Directors since May 1991. As Chairman Emeritus, Mr. Smith has the right to attend and participate on a non-voting basis at all meetings of the Board of Directors and receives the same director fees as the other independent directors.

Committees, Compensation, and Meetings of the Board of Directors

        The Board of Directors has three standing committees: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. The charters for each of these committees are available at no charge in the Corporate Governance section of the Company’s website at www.sonicdrivein.com. The Board has affirmatively determined that each director who serves on the committees is independent as that term is defined by applicable rules of the Securities and Exchange Commission (“SEC”) and NASDAQ listing standards.

        The independent directors of the Company meet without the management directors at executive sessions in conjunction with each board meeting and at other appropriate times. The independent directors have designated Frank Richardson as the lead director to preside at all meetings of the independent directors.

        Nominating and Corporate Governance Committee. In accordance with its written charter adopted by the Board of Directors, the Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, recommends to the Board director nominees, and monitors significant developments in the law and practice of corporate governance. On November 10, 2004, the Nominating and Corporate Governance Committee nominated the two individuals named above for election as directors at the annual meeting of stockholders. The members of the Nominating and Corporate Governance Committee consist of all of the independent directors of the Company. Frank E. Richardson is the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held four meetings during the Company’s last fiscal year. The Nominating and Corporate Governance Committee will consider nominees recommended by the Company’s stockholders. In order to recommend a nominee for the next annual meeting, stockholders must deliver the recommendation in writing to the Company on or before August 19, 2005, addressed to the attention of Ronald L. Matlock, Secretary of the Company, and must provide the full name, address, and business history of the recommended nominee.

        Audit Committee. In accordance with its written charter adopted by the Board of Directors, the Audit Committee provides assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and compliance by the Company with certain legal and regulatory requirements. The committee encourages free and open communication among the committee members, Ernst & Young LLP, the Company’s independent registered public accounting firm, and management of the Company. In accordance with its charter, the Audit Committee pre-approves all non-audit services. Throughout the year, the committee periodically meets with representatives of Ernst & Young LLP and also meets with representatives of the internal audit function, without management present. The members of the Audit Committee are H. E. Rainbolt (Chair), Margaret M. Blair, Robert M. Rosenberg, and E. Dean Werries. Each of the members of the Audit Committee is “independent,” as defined by the rules of the SEC and the NASDAQ stock market listing standards.  The Board of Directors has determined that Mr. Rainbolt is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. In fiscal 2004, the Audit Committee met eight times, including meetings to review the quarterly financial statements prior to the releases of earnings to the public. A copy of the written charter for the audit committee was attached to the proxy statement for the Annual Meeting of Stockholders held in January 2003 and is also posted in the Corporate Governance section of the Company’s website at www.sonicdrivein.com.

        Compensation Committee. In accordance with its written charter adopted by the Board of Directors, the Compensation Committee’s functions include reviewing and approving the base salary, annual incentive bonus awards and other compensation awards to the executive officers of the Company, as well as administering the Company’s various stock option, stock incentive, and stock purchase plans. The members of the Compensation Committee are Leonard Lieberman (Chair), Federico F. Peña, and Frank E. Richardson. The Compensation Committee held four meetings during the Company’s last fiscal year.

        Compensation of Directors. During the last fiscal year, the Company compensated the independent directors for their services in the amount of $12,000 per year, plus $2,000 for every meeting of the Board of Directors attended. Audit Committee members received an additional $1,000 per quarter for serving on the Audit Committee. The Chair of each of the Nominating and Corporate Governance, Audit and Compensation Committees received additional annual compensation of $2,500. Other than the compensation described above, the Company did not pay any additional fees to directors for serving on its standing committees. The Company does not compensate directors who also serve as an officer or employee of the Company or its subsidiaries for their services as a director. The 2001 Sonic Corp. Directors’ Stock Option Plan, as adopted in January 2001, provides for the grant of 10-year, non-qualified stock options to purchase 50,625 shares of common stock of the Company to each independent director of the Company upon the individual’s initial election as a director, and provides for the annual grant of 10-year, non-qualified stock options to purchase 6,750 shares of common stock of the Company to each independent director of the Company beginning with the first year of the director’s second three-year term and continuing annually for so long as the individual serves on the Board. The exercise price of the stock options equals the market value of the common stock at the date of the grant, and the stock options become exercisable with regard to one-third of the shares of common stock underlying the option on each of the first three anniversary dates of the grant of the stock option. In January 2004, the Company granted options to purchase 6,750 shares of common stock of the Company at $22.33 per share to Dr. Blair and Messrs. Lieberman, Peña, Rainbolt, Richardson, Rosenberg and Werries.

        Meetings of the Board of Directors. The Board of Directors of the Company held four meetings during the Company’s last fiscal year. The independent directors met in executive session at each meeting and held two additional meetings during the last fiscal year. Each director attended at least 75% of the meetings of the Board and the Board committees on which he or she served.

Corporate Governance

        The Nominating and Corporate Governance Committee has developed, and the Board has adopted, Corporate Governance Guidelines designed to formalize several existing practices and enhance governance efficiency and effectiveness. Among other things, these guidelines address the following:

•	The Nominating and Corporate Governance Committee is required to review with the Board annually the composition of the Board as a whole, including the directors’ independence, skills, experience, age, diversity and availability of service to the Company.
•	The Board is required to conduct periodic self-evaluation through the Nominating and Corporate Governance Committee.
•	The Nominating and Corporate Governance Committee is required to review and report to the Board at least annually on succession planning for the Chief Executive Officer and the Chief Executive Officer is required at all times to make available to the Board his or her recommendations of potential successors.
•	The independent directors are required to meet in conjunction with each regularly scheduled board meeting and at other appropriate times.
•	The Board and all committees are authorized to hire their own advisors.
•	Directors who change job responsibilities are required to notify the Board and give the Board the opportunity to review whether they should continue to serve as Board members.

        Annually, the Nominating and Corporate Governance Committee follows a process designed to consider the re-election of existing directors and seek individuals qualified to become new board members for recommendation to the Board for any vacancies.

        With respect to nominating existing directors, the Nominating and Corporate Governance Committee reviews relevant information available to it, including an assessment of the directors’ continued ability and willingness to serve as directors. The Nominating and Corporate Governance Committee also assesses each person’s contribution in light of the mix of skills and experience the Nominating and Corporate Governance Committee has deemed appropriate for the Board.

        With respect to considering nominations of new directors when the opportunity arises, the Nominating and Corporate Governance Committee conducts a thorough search to identify candidates based upon criteria the Nominating and Corporate Governance Committee deems appropriate and considering the mix of skills and experience necessary to complement existing Board members. The Nominating and Corporate Governance Committee then reviews selected candidates and makes a recommendation to the Board. The Nominating and Corporate Governance Committee may seek input from other Board members or senior management in identifying candidates.

        Each candidate for director must possess at least the following specific minimum qualifications:

•	Each candidate shall be an individual who has demonstrated integrity and ethics in his or her professional life and has established a record of professional accomplishment in his or her chosen field.
•	No candidate shall have any material personal, financial or professional interest in any present or potential competitor of the Company.
•	Each candidate shall be prepared to participate fully in activities of the Board of Directors, including active membership in at least one Committee of the Board of Directors and attendance at, and active participation in, meetings of the Board of Directors and the Committee(s) of the Board of which he or she is a member.

        The Nominating and Corporate Governance Committee will consider nominations for the Board by stockholders the same way it evaluates other individuals for nomination as a new director. Such nominations must be made in accordance with the Company’s bylaws.

        The Company publishes in its Annual Meeting materials and SEC filings the names of its directors, any of whom may be contacted in writing in care of the Company. Written communication addressed to the Board in general is reviewed by the Chairman for appropriate handling. Written communication addressed to an individual Board member is forwarded to that person directly.

        The Company encourages its Board members to attend the Annual Meeting of Stockholders and schedules Board and committee meetings to coincide with the stockholder meeting to facilitate the directors’ attendance at the Annual Meeting of Stockholders. All of the directors attended the Annual Meeting of Stockholders held in January 2004.

EXECUTIVE COMPENSATION

        Summary Compensation Table. The following table sets forth the compensation paid for the last three fiscal years to our chief executive officer and our four other highest paid executive officers.

Annual Compensation					Long-term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)[1]	Other Annual Compen- sation($)[2]	Securities Underlying Stock Options(#)	All Other Compen- sation($)[3]
J. Clifford Hudson	2004	$525,042	$419,565	–	42,697	$10,439
Chairman of the Board,	2003	516,708	301,719	–	33,905	9,864
Chief Executive Officer and	2002	483,360	257,769	–	25,289	9,542
President

Pattye L. Moore[4]	2004	352,359	214,237	–	26,285	9,481
Director	2003	341,683	177,972	–	20,666	9,740
	2002	308,333	166,808	–	47,711	8,417

W. Scott McLain	2004	270,308	110,275	–	43,579	10,103
President of	2003	260,008	93,415	–	13,690	9,752
Sonic Industries Inc.	2002	240,005	92,819	–	11,379	8,604

Ronald L. Matlock	2004	234,610	95,712	–	15,413	10,071
Senior Vice President,	2003	226,674	81,202	–	11,882	9,414
General Counsel and	2002	213,335	81,946	–	10,014	7,704
Secretary

Michael A. Perry	2004	230,000	81,305	–	14,429	10,491
President of	2003	206,067	51,870	–	42,849	9,304
Sonic Restaurants, Inc.	2002	191,669	50,378	–	12,644	7,053

        1The amounts include incentive bonus awards granted pursuant to the incentive bonus program described under "Report on Executive Compensation," as well as a holiday bonus equal to one-half month's base salary.

        2The amount of other annual compensation did not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported for the named individual.

        3The amounts include the Company's matching contribution to the Company's defined contribution plan and premiums for life insurance paid on behalf of the named individuals. During the last fiscal year, the Company made matching contributions to the Company's 401(k) defined contribution plan in the amount of $9,575 for Mr. Hudson, $8,617 for Ms. Moore, $9,239 for Mr. McLain, $9,207 for Mr. Matlock, and $9,627 for Mr. Perry. During the last fiscal year, the Company paid life insurance premiums in the amount of $864 for Messrs. Hudson, McLain, Matlock, and Perry and Ms. Moore.

        4Ms. Moore resigned as President of the Company effective October 31, 2004.

        Stock Option Table. The following table sets forth information regarding the stock options granted during the last fiscal year to the Company's chief executive officer and the other executive officers named above.

Name	Number of Securities Underlying Options Granted(#)[1]	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Price Appreciation for Option Term[2]
					5% ($)	10% ($)
J. Clifford Hudson	42,697	6.14	$21.33	4-29-14	$572,751	$1,451,464

Pattye L. Moore	26,285	3.78	21.33	4-29-14	352,595	893,546

W. Scott McLain	25,822	6.26	22.33	1-21-14	362,624	918,960
	17,757		21.33	4-29-14	238,198	603,641

Ronald L. Matlock	15,413	2.22	21.33	4-29-14	206,755	523,958

Michael A. Perry	14,429	2.07	21.33	4-29-14	193,555	490,507

        1Each option becomes exercisable with regard to one-third of the shares of common stock underlying the option on each of the first three anniversary dates of the grant of the option.

        2The assumed annual rates of 5% and 10% would result in the Company’s common stock price increasing during the 10-year term of the option from the $21.33 per share exercise price to $34.74 and $55.32 respectively, and from the $22.33 per share exercise price to $36.37 and $57.92, respectively.

        Option Exercises and Year End Value Table. The following table sets forth information regarding stock options exercised during the last fiscal year by the Company’s chief executive officer and the other individuals named above and the value of unexercised stock options as of the end of the last fiscal year.

Name	Shares Acquired on Exercise (#)		Value Realized ($)	Number of Unexercised Options as of Fiscal Year End Exercisable/ Unexercisable (#)	Value of Unexercised In-the-Money Options as of Fiscal Year End Exercisable/ Unexercisable ($)[1]
J. Clifford Hudson	104,853	[2]	$2,132,710	679,441	$10,723,719
				89,245	222,155
Pattye L. Moore	40,518	[2]	785,644	372,658	5,157,757
				70,805	234,375
W. Scott McLain	0		0	248,782	3,773,836
				62,957	92,381
Ronald L. Matlock	37,500		737,771	238,463	3,650,544
				32,302	79,933
Michael A. Perry	53,313		795,847	43,208	331,676
				47,206	178,966

        1These amounts represent the value of unexercised options granted each year since 1995 for Mr. Hudson and Ms. Moore, the value of unexercised options granted each year since 1996 for Messrs. McLain and Matlock, and the value of unexercised options granted each year since 2001 for Mr. Perry.

        2Of these option exercises, all of the options exercised by Mr. Hudson and by Ms. Moore would have expired in fiscal year 2004 if not exercised.

        Termination and Change in Control Arrangements. The Company has employment contracts with J. Clifford Hudson, its Chairman of the Board, Chief Executive Officer and President, and the other senior executive officers. Mr. Hudson’s contract, which expires in August 2005 (and which automatically extends each year for one additional year to maintain successive terms of two years unless specifically terminated or not renewed by the Company), provides that, if the Company terminates Mr. Hudson’s employment other than for cause or fails to renew his contract, he will receive his base compensation for a 24-month period after termination (at an annualized base of $525,000 as of August 31, 2004). Mr. Hudson’s contract defines “cause” as (1) the willful and intentional failure substantially to perform his duties (other than because of physical or mental incapacity), (2) the commission of an illegal act in connection with his employment, or (3) the commission of any act which falls outside the ordinary course of his responsibilities and which exposes the Company to a significant level of undue liability. A determination of “cause” requires the affirmative vote of at least two-thirds of all members of the Board of Directors. The contracts for Ronald L. Matlock and Michael A. Perry, expire in August 2005. The contract for W. Scott McLain expires in January 2005. The contracts for all senior executive officers (except Mr. Hudson) automatically renew for successive one-year terms unless specifically terminated or not renewed by the Company. Those contracts provide for 12 months’ salary upon termination of employment other than for cause. The contracts for all of the foregoing officers contain the same definition of “cause” as Mr. Hudson’s contract.

        The contracts for all of the foregoing officers also provide that, upon a change in control of the Company, if the Company terminates the officer’s employment other than for cause or violates any term of the contract, the Company must pay the officer a lump sum equal to a specified multiple of the officer’s then current salary, not to exceed the maximum payable without a loss of the deduction under Section 280(g) of the Internal Revenue Code. The specified multiple equals two times the amount of their annual salary for all of the officers of the Company, except for Mr. Hudson (who would receive three times his annual salary). The same lump sum provision applies if the officer should resign for “good reason,” which includes (without limitation) the occurrence without the officer’s consent after a change in control of the Company of (1) the assignment to the officer of duties inconsistent with the officer’s office with the Company, (2) a change in the officer’s title or office with the Company, or (3) a reduction in the officer’s salary. The officers’ contracts generally define a “change in control” to include any consolidation or merger of the Company in which the Company does not continue or survive or pursuant to which the shares of capital stock of the Company convert into cash, securities, or other property; any sale, lease, exchange, or transfer of all or substantially all of the assets of the Company; the acquisition of 50% or more of the outstanding capital stock of the Company by any person; or, a change in the make-up of the Board of Directors of the Company during any period of two consecutive years, pursuant to which individuals who at the beginning of the period made up the entire Board of Directors of the Company cease for any reason to constitute a majority of the Board of Directors, unless at least two-thirds of the directors then and still in office approved the nomination of the new directors.

        Other than the foregoing agreements, the Company has no compensatory plan or arrangement with respect to its executive officers which would result from the resignation, retirement, or termination of any executive officer’s employment with the Company, from a change in control of the Company, or from a change in an executive officer’s responsibilities following a change in control of the Company.

        Following her resignation as President of the Company effective October 31, 2004, Pattye Moore agreed to serve as a consultant to the Company for a two-year term. During the term of her consulting agreement, Ms. Moore has agreed to not be employed by or consult for any competitor of the Company. Ms. Moore will receive for her services during the term of the agreement compensation in the amount of $15,000 per month, plus reimbursement of reasonable expenses incurred in connection with her consulting services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We lease two parcels of real estate, upon which we operate two drive-in restaurants, from Plains Realty Corp. (“Plains”), a corporation in which J. Clifford Hudson, Chairman of the Board of Directors, Chief Executive Officer and President of the Company, owns a minority interest. The Company made rental payments during fiscal year 2004 for both parcels pursuant to leases entered into in 1988 and 1989. Both leases expire in January 2009. During the last fiscal year, the Company paid Plains a total of $74,162 in rent pursuant to those two leases. We believe that the terms and conditions of the leases are no less favorable than those we could have obtained from third parties in arm’s length transactions.

        H.E. Rainbolt, a director of the Company, is Chairman of the Board and a principal stockholder of BancFirst Corp., the holding company of BancFirst of Oklahoma City (“BancFirst”). BancFirst is a participant in the Company’s $125 million revolving line of credit. During the last fiscal year, the largest amount outstanding under that line of credit was approximately $80 million, in which BancFirst participated in approximately $9.6 million.

REPORT OF COMPENSATION COMMITTEE

        The following report of the Compensation Committee of the Board of Directors describes the committee’s compensation policies with regard to the Company’s executive officers for the last fiscal year, including the specific relationship of corporate performance to executive compensation. The report also discusses the committee’s basis for the chief executive officer’s compensation for the last fiscal year, including the factors and criteria upon which the committee based that compensation. As described above under “Committees, Compensation, and Meetings of the Board of Directors,” the Compensation Committee’s functions include reviewing and approving the base salary, annual incentive bonus awards, and other compensation awards to the Company’s chief executive officer and certain other executive officers of the Company. The Compensation Committee’s functions also include the administration of the Company’s stock option plans and the granting of stock options under those plans, the administration of the Company’s stock purchase plan, and the administration of the Company’s employee stock incentive plan and the granting of stock under that plan.

        The following report shall not constitute a document deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the information by reference, and the report shall not constitute information otherwise deemed filed under either of those acts.

Independent Compensation Consultant Report

        For several years we have retained independent compensation consultants to advise us on the structure and competitiveness of the Company’s executive compensation program and to recommend programs appropriate for the Company in the areas of salary, annual incentive programs, long-term incentives, benefits and employment contract provisions. In conducting the initial review, the consultant interviewed the executive officers of the Company, as well as the members of the Compensation Committee; identified a peer group of 11 comparable multi-unit restaurant companies; and analyzed the cash compensation, stock option and long-term incentive programs, and employment contract provisions available in that peer group according to available proxy statement information, as well as compensation data from other published surveys. Since the initial review, we have obtained annual updates of the review and report to the Company. The results of these reviews continue to show that the total compensation of the Company’s executive officers falls below the average level of total compensation of the peer group executive officers. The Company and the Compensation Committee intend to continue to work with a consultant to develop changes to the Company’s executive compensation program, when and if appropriate.

Compensation Policy and Overall Objectives

        In order to attract, retain, and motivate superior executive talent, the Compensation Committee seeks to maintain compensation programs competitive with those provided by leading companies in the multi-unit restaurant business with similar size and business focus as the Company. The committee has adopted a compensation strategy to provide: (1) base salaries which are competitive but not above industry averages, (2) average or above-average total annual cash opportunities, through incentives based on operating results, (3) above-average long-term incentives based on stock appreciation, and (4) other benefits for executives which are competitive but not above industry norms.

        The primary components of the Company’s executive compensation package consist of base salary, annual incentive bonus awards, and stock option awards. In connection with making decisions with respect to executive compensation, the Compensation Committee has taken into account as one of the factors which it considers, the provisions of Section 162(m) of the Internal Revenue Code which limits the deductibility by the Company of certain categories of compensation in excess of $1,000,000 paid to certain executive officers. No executive officer’s total compensation for the fiscal year ending August 31, 2004 exceeded the $1,000,000 deductibility cap.

Discussion of Compensation Components

        Base Salary. In reviewing each executive officer’s base salary, the Compensation Committee takes into consideration the executive officer’s responsibilities and performance, salaries for comparable positions at other companies, and fairness issues relating to pay for other Company executives. In making salary recommendations or decisions, the committee exercises its discretion and judgment based on those factors. The committee does not apply any specific formula to determine the weight of each factor.

        Incentive Bonus Awards. The Company has adopted an incentive bonus plan, which covers all of the Company’s executive officers, as well as other mid-level management personnel. Under the plan, the Compensation Committee measures the performance of the Company against an annual business plan prepared by management and reviewed and approved by the Board of Directors. Achievement of the earnings per share target set forth in the annual business plan may result in the payment of incentive payments equal to a percentage of the base salary of the covered officer (75% for Mr. Hudson, 60% for Ms. Moore, 40% for Messrs. Matlock and McLain and 35% for Mr. Perry.) Under the plan, the committee may award up to 50% of the incentive payments if the Company’s earnings per share equal 85% or more of the annual business plan earnings per share goal and may award up to 100% of the incentive payments as the percentage of earnings per share achieved increases from 85% to 100% of the goal. The plan also allows the committee to increase the incentive payments ratably to the extent the Company exceeds the earnings per share target. However, the committee has the discretion whether and in what amounts to award any incentive bonuses.

        Stock Option Grants. The 2001 Sonic Corp. Stock Option Plan is a stock-based incentive compensation plan under which employees selected by the Compensation Committee may receive awards in the form of stock options. Under that plan, employees may receive an annual grant of stock options to purchase a number of shares of common stock computed by (1) dividing the employee’s annual salary and bonus by the current market price of the common stock and (2) multiplying that amount by a factor ranging up to two. In addition, the Compensation Committee grants special stock option awards to new members of management and to existing members of management who may have received a promotion.

        Stock Incentive Plan. In November 1995, the Compensation Committee adopted and the Board of Directors approved the Stock Incentive Plan. Under that plan, the Company may issue up to 607,500 shares of common stock of the Company to key employees selected for participation in the plan by the Compensation Committee, which administers the plan. Participants in the Stock Incentive Plan receive awards of shares of restricted common stock (the “Restricted Stock”), subject to not vesting if the Company fails to achieve certain annual performance criteria. As the Company achieves the performance criteria, the portion of the award tied to the criteria will vest. Until the Restricted Stock vests, an escrow agent will hold the Restricted Stock. However, the participant will have the right to vote the Restricted Stock and receive any dividends on the stock. If the Company does not achieve the performance criteria, the portion of the award tied to that criteria will not vest and the right to receive dividends and to vote that portion of the Restricted Stock will terminate. Upon vesting, all restrictions on the vested portion will terminate and the participant will have the right to receive certificates representing the shares of vested Restricted Stock. There are no Restricted Stock grants currently outstanding.

Compensation of Chief Executive Officer

        Mr. Hudson has served as the Company’s Chairman of the Board since January 2000, and its Chief Executive Officer since April 1995. He served as President of the Company from April 1995 to January 2000 and reassumed the position of President in November 2004. On January 21, 2004, the Compensation Committee set Mr. Hudson’s annual compensation at $525,000. The committee considered the results of the most recent update of the Company’s independent compensation consultant regarding the range of compensation for the chief executive officers of the Company’s competitive peer group and set Mr. Hudson’s level of compensation below the average of that group. On April 29, 2004, the Compensation Committee granted Mr. Hudson options to purchase 42,697 shares of common stock, consistent with the standard formula described above. Effective November 10, 2004, the Compensation Committee approved the award of 101% of Mr. Hudson’s potential incentive bonus for the fiscal year ended August 31, 2004, pursuant to the terms of the Company’s incentive bonus plan, which percentage is consistent with the percentages approved for the other executive officers of the Company, after taking into account the performance of the Company for that year.

Respectfully submitted,

The Compensation Committee
/s/ Leonard Lieberman, Chairman
/s/ Federico F. Pena
/s/ Frank E. Richardson

REPORT OF AUDIT COMMITTEE

        The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Annual Report of the Company for the fiscal year ended August 31, 2004 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company including the matters in the written disclosures required by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, Rule 3600T of the Public Company Accounting Oversight Board and the Independence Standards Board, a board jointly developed by the American Institute of Certified Public Accountants and the Securities and Exchange Commission to establish and improve auditor independence standards.

        The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held eight meetings during fiscal year 2004.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended August 31, 2004, for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee
/s/ H. E. Rainbolt, Chairman
/s/ Margaret M. Blair
/s/ Robert M. Rosenberg
/s/ E. Dean Werries

Audit Fees

        The following table sets forth the aggregate fees billed to the Company for the fiscal years ended August 31, 2004 and 2003 by the Company's principal accountants. (See "Independent Registered Public Accounting Firm" on page 17.)

	2004	2003
Audit Fees[1]	$300,844	$210,215
Audit-Related Fees[2]	42,500	19,550
Tax Fees[3]	47,000	124,375
All Other Fees[4]	–	23,550

Total	$390,344	$377,690

        1Audit fees relate to professional services rendered for the annual audit of the consolidated financial statements of the Company and the quarterly reviews relating to Securities and Exchange Commission filings of the Company’s financial statements. Audit fees also include professional services rendered for separate audits of selected subsidiaries of the Company. For 2004, the audit fee amount includes estimated billings for the completion of the 2004 audits, which were completed after year-end.

        2Audit-related fees relate to professional services rendered for the annual audit of the Company’s benefit plan and consultations relating to Sarbanes-Oxley legislation.

        3Tax fees include fees for tax planning and consultations, reviews of tax returns and audit support.

        4All other fees are primarily comprised of fees for consultations relating to financial planning for drive-in partners and other items.

        The Audit Committee has the sole authority to approve in advance any non-audit services permissible under applicable law to be provided by the independent registered public accounting firm. The Committee also reviews with the lead audit partner whether any of the senior audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent registered public accounting firm.

        The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm and has determined that such services have not adversely affected such independence. All of the fees for fiscal year 2004 and 2003 were pre-approved by the Audit Committee and there were no instances of waiver of approval requirements during those periods.

PERFORMANCE GRAPH

        The following graph compares the cumulative total return on the Company’s common stock with the cumulative total returns on two published indices — the Total Return Index for The Nasdaq Stock Market (U.S. Companies) (“Nasdaq U.S. Stocks”) and the Index for Nasdaq Retail Trade Stocks (“Nasdaq Retail Stocks”). The graph assumes a $100 investment on August 31, 1999, in the Company’s common stock and in the stocks comprising the two identified indices. “Cumulative total return” means the appreciation in stock price, plus dividends paid, assuming the reinvestment of all dividends.

        The following graph shall not constitute a document deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the information by reference, and the graph shall not constitute information otherwise deemed filed under either of those acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Certain Beneficial Owners. The following table shows the total number and percentage of the outstanding shares of the Company’s voting common stock beneficially owned as of September 30, 2004, with respect to each person (including any “group” as used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) the Company knows to have beneficial ownership of more than 5% of the Company’s common stock. The Company computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which includes as beneficially owned all shares of common stock which the person or group has the right to acquire within the next 60 days.

Beneficial Owner	Number of Shares	Percent[1]
FMR Corp.[2]	8,850,303	14.7%
82 Devonshire Street
Boston, Massachusetts 02109

Capital Research & Management Co.[3]	3,952,500	6.6%
333 South Hope Street, 55th Floor
Los Angeles, California 90071

Delaware Management Business Trust[4]	3,102,064	5.2%
One Commerce Square
2005 Market Street
Philadelphia, Pennsylvania 19103

T. Rowe Price Associates, Inc.[5]	3,064,358	5.1%
100 E. Pratt Street
Baltimore, Maryland 21202

Morgan Stanley & Co., Incorporated[6]	3,056,616	5.1%
1585 Broadway
New York, NY 10036

        1Based on the number of outstanding shares of common stock on October 31, 2004.

        2Reflects shares beneficially owned by FMR Corp. (“FMR”) according to a 13F Holdings Report filed by FMR with the SEC on November 15, 2004, reflecting ownership of shares as of September 30, 2004. Based on the 13F Holdings Report, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, and FMR Co., Inc. have defined dispositive power over 8,428,610 shares, sole voting power over 16,635 shares and no voting power over 8,411,975 shares. Fidelity Management Trust Company (“Fidelity Management”), another wholly-owned subsidiary of FMR, has defined dispositive power over 421,693 shares, sole voting power over 333,118 shares and no voting power over 88,575 shares. According to a statement on Schedule 13G filed by FMR with the SEC on February 17, 2004, as of December 31, 2003, FMR, Mr. Edward C. Johnson 3d, Chairman of FMR, and Abigail R. Johnson, a Director of FMR, each has sole dispositive power over (and beneficially owned) 5,612,602 shares, representing (a) 5,341,740 shares beneficially owned by Fidelity as a result of its role as an investment advisor to various investment companies, one of which, Fidelity Low Priced Stock Fund, owned 4,200,000 shares and (b) 270,862 shares beneficially owned by Fidelity Management as a result of its role as an investment manager for certain institutional accounts. Fidelity and Fidelity Management have the same address as FMR.

        3Reflects shares beneficially owned by The Capital Group Companies, Inc. (“CGC”) according to a 13F Holdings Report filed by Capital Research and Management Company (“CRMC”) with the SEC on November 15, 2004, reflecting ownership of shares as of September 30, 2004. Based on the 13F Holdings Report, CGC has defined dispositive power and no voting power over 3,952,500 shares. CRMC is a wholly-owned subsidiary of CGC.

        4Reflects shares beneficially owned by Delaware Management Business Trust (“DMBT”) according to a 13F Holdings Report filed by Delaware Management Co. Inc. (“Delaware Management”) with the SEC on November 15, 2004, reflecting ownership of shares as of September 30, 2004. Based on the 13F Holdings Report, DMBT has sole voting power over 3,089,093 shares and no voting power over 12,971 shares and sole dispositive power over all 3,102,064 shares. Delaware Management is the parent company of DMBT.

        5Reflects shares beneficially owned by T. Rowe Price Associates, Inc. (“Price Associates”) according to a 13F Holdings Report filed by Price Associates with the SEC on November 15, 2004, reflecting ownership of shares as of September 30, 2004. According to a statement on Schedule 13G filed by Price Associates with the SEC on February 12, 2004, as of December 31, 2003, Price Associates beneficially owns such shares as a result of its role as an investment adviser to various individual and institutional investors. Based on the 13F Holdings Report, Price Associates has sole voting power over 548,184 shares, no voting power over 2,516,174 shares, and sole dispositive power over all 3,064,358 shares.

        6Reflects shares beneficially owned by Morgan Stanley & Co., Incorporated according to a 13F Holdings Report filed by Morgan Stanley & Co., Incorporated with the SEC on November 12, 2004, reflecting ownership of shares as of September 30, 2004, including (a) 134,227 shares over which it has sole voting and defined dispositive power; (b) 1,131,128 shares over which Morgan Stanley Investment Advisors Inc. has sole voting and others have dispositive power; (c) 1,568,040 shares over which Morgan Stanley Investment Management Inc. has voting power and others have dispositive power and 55,400 shares over which others have dispositive power and voting power; (d) 31,200 shares held by Morgan Stanley Investment Management Limited over which others have dispositive power and voting power; (e) 130,450 shares over which Van Kampen Asset Management, Inc. has sole voting power and others had dispositive power; and (f) 6,171 shares over which Van Kampen Funds, Inc. has sole voting power and others have dispositive power.

    Management.        The following table sets forth information obtained from our directors and executive officers as to their beneficial ownership of the Company’s voting common stock as of October 31, 2004. We computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which rule includes as beneficially owned all shares of common stock which the person or group has the right to acquire pursuant to stock options exercisable within the next 60 days (“Currently Exercisable Options”). Unless indicated otherwise, each stockholder holds sole voting and investment power with regard to the shares of common stock.

Beneficial Owner	Number of Shares	Number of Currently Exercisable Options	Percent[1]
J. Clifford Hudson[2]	752,051	679,441	2.320%
W. Scott McLain	1,661	203,782	[3]
Ronald L. Matlock[4]	5,486	238,463	[3]
Michael A. Perry[5]	28,453	28,167	[3]
Margaret M. Blair	10,577	40,625	[3]
Leonard Lieberman	44,802	60,750	[3]
Pattye L. Moore[6]	255,855	0	[3]
Federico F. Peña	774	50,625	[3]
H. E. Rainbolt	79,312	102,938	[3]
Frank E. Richardson	1,374,286	60,750	2.325%
Robert M. Rosenberg	88,992	47,250	[3]
E. Dean Werries[7]	62,562	60,750	[3]
Directors and executive officers	2,718,880	1,818,089	7.408%
as a group (15)[8]

        1Pursuant to Rule 13(d)(3), the Company includes the shares of common stock underlying the Currently Exercisable Options as outstanding for the purposes of computing the percentage ownership of the person or group holding those options but not for the purposes of computing the percentage ownership of any other person.

        2Includes (a) 327,554 shares of common stock held by Mr. Hudson in trust for himself, (b) 351,624 shares of common stock held by Mr. Hudson’s wife in trust for herself (of which Mr. Hudson disclaims beneficial ownership), and (c) 78,873 shares of common stock held by Mr. Hudson in trust for his two children (of which Mr. Hudson disclaims beneficial ownership).

        3Represents less than 1% of the Company’s outstanding shares.

        4All of such shares are held in the Company’s 401(k) plan.

        5Includes 2,890 shares held for Mr. Perry in the Company’s 401(k) plan and 2,573 shares held in the Company’s employee stock purchase plan.

        6Includes 2,129 shares held for Ms. Moore in the Company’s 401(k) plan.

        7Includes 57,612 shares of common stock held by a limited partnership of which Mr. Werries serves as the general partner.

        8Includes (a) 13,249 shares of common stock held for certain executive officers in the Company’s 401(k) plan and (b) 7,837 shares held for certain executive officers in the Company’s employee stock purchase plan.

        Changes in Control. We do not know of any arrangements (including the pledge by any person of securities of the Company), the operation of which may result at a subsequent date in a change in control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based upon a review of the original and amended Forms 3, 4 and 5 furnished to the Company during its last fiscal year, we do not know of any person who failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, except one Form 4 by Mr. Rosenberg which was filed one week after the requisite two business day time period.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors, based on the recommendation of the Audit Committee, has re-appointed the firm of Ernst & Young LLP, as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2005. Ernst & Young LLP served as the Company’s auditors from 1984 to 2001 and has served as the Company’s auditors since 2002.

        Representatives of Ernst & Young LLP will be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the annual meeting.

OTHER MATTERS

        The Board of Directors knows of no other matters which may come before the annual meeting. If any other business properly comes before the meeting, the persons named in the proxy will vote with respect to that matter in accordance with their best judgment.

2004 ANNUAL REPORT AND FORM 10-K

        A copy of the 2004 Annual Report to Stockholders accompanies this Proxy Statement. The Company’s Annual Report on Form 10-K for the year ended August 31, 2004, as filed with the Securities and Exchange Commission, contains detailed information concerning the Company and its operations which is not included in the 2004 Annual Report. A copy of the 2004 Form 10-K will be furnished to each stockholder without charge upon request in writing to: Ronald L. Matlock, Secretary, Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, OK 73104. The 2004 Form 10-K is also available at the Company’s website at www.sonicdrivein.com.

        Only one proxy statement and annual report may be delivered to multiple stockholders sharing an address, unless the Company receives contrary instructions from one or more of the stockholders. Any stockholder at a shared address to which a single copy of the proxy statement and annual report have been sent who would like a separate copy of this proxy statement and annual report or future proxy statements and annual reports may make a written or oral request to Ronald L. Matlock, Secretary, Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, OK 73104 or by telephone at (405) 225-5000. Similarly, requests may be made for delivery of a single copy of a proxy statement and annual report to be delivered to an address where multiple stockholders are currently receiving multiple copies of proxy statements and annual reports.

PROXY

For the Annual Meeting
of Stockholders of

SONIC CORP.

THE BOARD OF DIRECTORS OF SONIC CORP. IS SOLICITING THIS PROXY

        The undersigned hereby appoints J. Clifford Hudson and Ronald L. Matlock, and each of them, the undersigned’s proxy, with full power of substitution, to attend the annual meeting of the stockholders of Sonic Corp. (the “Company”) on Thursday, January 20, 2005, at 1:30 p.m., on the Fourth Floor of the Sonic Headquarters Building, 300 Johnny Bench Drive, Oklahoma City, Oklahoma, and at any adjournment of that meeting, and to vote the undersigned’s shares of common stock as designated below.

(1)	Election of Directors

__ For All Nominees Listed Below (Except as marked to the contrary below)

__ Withhold Authority to Vote for All Nominees Listed Below

        (Instruction: To withhold authority to vote for any individual nominee, strike through the nominee's name below.)

Leonard Lieberman	H.E. “Gene” Rainbolt

        The Board of Directors recommends a vote “For” the election of all of the above-named nominees.

(2)	Any other matter properly coming before the meeting, upon which the persons named above will vote for or against, in their sole discretion, or upon which the persons named above will abstain from voting, in their sole discretion.

____ To Grant Authority	____ To Withhold Authority

        The persons named above will vote the shares of common stock represented by this proxy card in accordance with the specifications made in Item 1. If the undersigned makes no specification, the persons named above will vote the shares in favor of Item 1, and will vote the shares as if the undersigned had granted the authority in Item 2.

        Please sign exactly as your name appears below, date and return this proxy card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this proxy card. Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both persons should sign.

Name of Stockholder (Please Print)

New Address (Street, City, State, Zip Code)

Signature and Title

Signature and Title

Date